U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                         Post-Effective Amendment No. 1

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

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                                 MIM CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                      0-28740                  05-0489664
        --------                      -------                  ----------
(State of Organization)       (Commission File Number)       (IRS Employer
                                                           Identification No.)

                               100 Clearbrook Road
                            Elmsford, New York 10523
                            ------------------------
         (Address of Registrant's Principal Executive Office) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box |_|.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box |x|.

Securities Act registration statement file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

          Series A Junior Participating Preferred Stock Purchase Rights
          -------------------------------------------------------------
                                (Title of Class)

MIM Corporation's Registration Statement on Form 8-A filed with the Securities and Exchange Commission ("Commission") on December 4, 1998 (the "Form 8-A") is hereby amended as follows:

Exhibit 4.1 to the Form 8-A, the Rights Agreement ("Rights Agreement"), dated as of November 24, 1998, between MIM Corporation and American Stock Transfer and Trust Company, as Rights Agent, is amended and restated in its entirety in the form filed herewith as Exhibit 4.1. The only change made to the Rights Agreement was to correct a typographical error on page 3 in the definition of "Final Expiration Date."

                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MIM CORPORATION


                                   By:  /s/ Barry A. Posner
                                        ----------------------------------
                                        Barry A. Posner
                                        Vice President and General Counsel

Date: December 11, 1998

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

4.1 Rights Agreement, dated as of November 24, 1998, between MIM Corporation and American Stock Transfer and Trust Company, as Rights Agent (including form of Rights Certificate) (incorporated by reference to Exhibit 4.1 to the Form 8-K/A dated November 24, 1998 and filed with the Commission on December 14, 1998).